As filed with the Securities and Exchange Commission on August 12, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

INFINERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0560433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

140 Caspian Court

Sunnyvale, CA 94089

(408) 572-5200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David L. Teichmann

Chief Legal Officer

Infinera Corporation

140 Caspian Court

Sunnyvale, CA 94089

(408) 572-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tony Jeffries

Richard C. Blake

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box, . ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/ proposed maximum aggregate offering price	Amount of registration fee
Primary Offering of Securities:	(1)(2)	(3)
Common Stock, $0.001 par value
Preferred Stock, $0.001 par value
Debt Securities
Warrants
Purchase Contracts
Units(4)
Primary Offering of Common Stock:
Common Stock, $0.001 par value	$100,000,000	$12,980(5)
Total	$100,000,000	$12,980

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee.
(4)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and purchase contracts.
(5)	Calculated pursuant to Rule 457(o) and Rule 457(r) under the Securities Act.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by us of an unspecified amount of our common stock, preferred stock, debt securities, warrants, purchase contracts and/or units; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to $100,000,000 of our common stock that may be issued and sold from time to time under a sales agreement with Jefferies LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

PROSPECTUS

INFINERA CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The supplement and any related free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with any documents incorporated by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus, any prospectus supplement and any related free writing prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price of our public securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN OR INCORPORATED BY REFERENCE IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INFN.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is August 12, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities pursuant to this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation by Reference.”

Neither we nor any agent, underwriter or dealer has not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

When we refer to “Infinera,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Infinera Corporation, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY

We are a global supplier of networking solutions, comprised of networking equipment, software and services. Our portfolio of solutions includes optical data transport platforms, converged packet-optical transport platforms, optical line systems, disaggregated router platforms, a suite of networking and automation software offerings, and support and professional services. Our customers include telecommunications service providers, internet content providers, cable providers, wholesale carriers, research and education institutions, large enterprises and government entities. Our networking solutions enable our customers to deliver business and consumer communications services. Our comprehensive portfolio of networking solutions also enables our customers to scale their transport networks as end-user services and applications continue to drive growth in demand for network bandwidth. These end-user services and applications include, but are not limited to, high-speed internet access, business Ethernet services, 4G/5G mobile broadband, cloud-based services, high-definition video streaming services, virtual and augmented reality and the Internet of Things.

We were incorporated in December 2000 and originally operated under the name “Zepton Networks.” We are incorporated in the State of Delaware. Our principal executive offices are located at 140 Caspian Court, Sunnyvale, CA 94089. Our telephone number is (408) 572-5200. Our website is located at www.infinera.com. The information contained or incorporated in our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described below, as well as under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in any of our quarterly reports on Form 10-Q since our most recent annual report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	Shares of common stock, par value $0.001 per share, of the Company;

•	Shares of preferred stock, par value $0.001 per share, of the Company;

•	Debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible;

•	Warrants to purchase from us shares of our common stock or preferred stock or other securities;

•	Purchase contracts; and

•	Units representing two or more of the foregoing securities.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the securities that may be offered by us under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•

We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•

If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

•

We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Infinera Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 28, 2019, and the effectiveness of our internal control over financial reporting as of December 28, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.infinera.com. The information on our website, or that can be accessed through our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

Our Annual Report on Form 10-K for the year ended December 28, 2019, filed on March  4, 2020, including portions of our Definitive Proxy Statement or Schedule 14A filed on April 14, 2020 (other than information furnished rather than filed) and incorporated by reference therein;

•

Our Quarterly Reports on Form 10-Q for the quarter ended March 28, 2020, filed on May  15, 2020, as amended on Form 10-Q/A, filed on May 21, 2020 and for the quarter ended June 27, 2020, filed on August 6, 2020;

•

Our Current Reports on Form 8-K, filed with the SEC on January  6, 2020, March  4, 2020, March  9, 2020, April  14, 2020, April  30, 2020, May  12, 2020, May  22, 2020, June  1, 2020, August  6, 2020 and August 11, 2020 (excluding any portions of such reports that were “furnished” rather than “filed”); and

•

The description of our common stock, par value $0.001 per share, contained in our registration statement on Form  8-A, filed with the SEC on May  21, 2007, including any subsequently filed amendments and reports updating such description, including Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and our Current Report on Form  8-K, filed with the SEC on August 11, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Infinera Corporation

Attention: Chief Legal Officer and Corporate Secretary

140 Caspian Court

Sunnyvale, CA 94089

(408) 572-5200

Email: IR@infinera.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

PROSPECTUS

August 12, 2020

PROSPECTUS

Up to $100,000,000

Common Stock

We have entered into an Open Market Sale AgreementSM, or the sales agreement, with Jefferies LLC, or Jefferies, dated August 12, 2020, relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through Jefferies, acting as our agent.

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “INFN.” On August 10, 2020, the last sale price of our common stock as reported on The Nasdaq Global Select Market was $8.03 per share.

Sales of our common stock, if any, under this prospectus may be made at market prices by any method permitted by law that are deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to Jefferies for sales of common stock sold pursuant to the sales agreement will be 3% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including civil liabilities under the Securities Act or Securities Exchange Act of 1934, as amended, or the Exchange Act.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page SA-6 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Jefferies

August 12, 2020

SA-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

Before purchasing any of the common stock that we are offering, you should carefully read this prospectus and all of the information contained in the documents incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described under the heading “Where You Can Find Additional Information; Incorporation by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Jefferies has not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus filed by or on behalf of or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and Jefferies has not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or common stock is sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

When we refer to “Infinera,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Infinera Corporation, unless the context indicates otherwise or unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that involve risks, estimates and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, but are not limited to:

∎	our expectations regarding revenue, gross margin, operating expenses, cash flows and other financial items;

∎	the severity, magnitude, duration and effects of the novel coronavirus (“COVID-19”) pandemic;

∎

the extent to which the COVID-19 pandemic and related impacts will materially and adversely affect our business operations, financial performance, results of operations, financial position, stock price and personnel;

∎	achievement of strategic objectives;

∎	any statements of the plans, strategies and objectives of management for future operations and personnel;

∎	statements regarding the acquisition of Telecom Holding Parent LLC, a privately held global supplier of open network solutions for the largest global network operators;

∎	the impact of new customer network footprint on our gross margin;

∎	statements regarding our enterprise resource planning systems;

∎	the effects of seasonal patterns in our business;

∎	factors that may affect our operating results;

∎	anticipated customer acceptance of our solutions;

∎	statements concerning new products or services, including new product features;

∎	statements related to capital expenditures;

∎	statements related to working capital and liquidity;

∎	statements related to future economic conditions, performance, market growth or our sales cycle;

∎	our ability to identify, attract and retain highly skilled personnel;

∎	statements related to our convertible senior notes and credit facility;

∎	statements related to the impact of tax regulations;

∎	statements related to the effects of litigation on our financial position, results of operations or cash flows;

∎	statements related to factors beyond our control such as natural disasters, acts of war or terrorism, epidemics and pandemics;

∎	statements related to new accounting standards; and

∎	statements as to industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.

These statements are often identified using of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “possible,” “predict” or “will,” and similar expressions or variations. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified in this prospectus below, and those discussed in the section titled “Risk Factors” included in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Such forward-looking statements speak only as of the date of this report. We disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. You should review these risk factors for a more complete understanding of the risks associated with an investment in our securities. The following discussion and analysis should be read in conjunction with our condensed consolidated financial statements and notes thereto included elsewhere in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page SA-6 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

We are a global supplier of networking solutions, comprised of networking equipment, software and services. Our portfolio of solutions includes optical data transport platforms, converged packet-optical transport platforms, optical line systems, disaggregated router platforms, a suite of networking and automation software offerings, and support and professional services. Our customers include telecommunications service providers, internet content providers, cable providers, wholesale carriers, research and education institutions, large enterprises and government entities. Our networking solutions enable our customers to deliver business and consumer communications services. Our comprehensive portfolio of networking solutions also enables our customers to scale their transport networks as end-user services and applications continue to drive growth in demand for network bandwidth. These end-user services and applications include, but are not limited to, high-speed internet access, business Ethernet services, 4G/5G mobile broadband, cloud-based services, high-definition video streaming services, virtual and augmented reality and the Internet of Things.

We were incorporated in December 2000 and originally operated under the name “Zepton Networks.” We are incorporated in the State of Delaware. Our principal executive offices are located at 140 Caspian Court, Sunnyvale, CA 94089. Our telephone number is (408) 572-5200. Our website is located at www.infinera.com. The information contained or incorporated in our website is not part of this prospectus.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding immediately after this offering	Up to 199,752,146 shares, assuming sales of $100,000,000 shares of our common stock in this offering at a price of $8.03 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on August 10, 2020. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market” offering that may be made from time to time through our sales agent, Jefferies. See “Plan of Distribution” Beginning on page SA-13 of this prospectus.

Use of proceeds	We intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures. See “Use of Proceeds” on page SA-9 of this prospectus.

Nasdaq Global Select Market symbol	“INFN”

Risk factors	You should read the “Risk Factors” section of this prospectus beginning on page SA-6 and the other information included in, or incorporated by reference into, this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 187,298,846 shares outstanding as of June 27, 2020. The number of shares outstanding as of June 27, 2020 as used throughout this prospectus, unless otherwise indicated, excludes:

∎	604,979 shares of common stock issuable upon exercise of stock options outstanding as of June 27, 2020 at a weighted average exercise price of $8.33 per share;

∎	13,431,414 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 27, 2020;

∎	3,582,474 shares of common stock issuable upon the vesting of performance stock units outstanding as of June 27, 2020; and

∎

9,138,906 and 10,599,115 additional shares of our common stock available for future issuance, as of June 27, 2020, under our equity incentive plans and our employee stock purchase plan, respectively, as well as any automatic increases in the number of shares of common stock reserved under these plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the other information contained in this prospectus, in any accompanying prospectus supplement and incorporated by reference herein or therein, you should carefully consider the risks described below, as well as under the caption “Risk Factors” contained in the applicable prospectus supplement, and any related free writing prospectus, and the risks discussed under the caption “Risk Factors” contained in our most recent annual report on Form 10-K and in any of our quarterly reports on Form 10-Q since our most recent annual report on Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus or the applicable prospectus supplement in their entirety, together with other information in this prospectus, any prospectus supplement, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information; Incorporation by Reference.”

Risks Related to This Offering

The trading price of our common stock has been volatile and is likely to be volatile in the future, and you might not be able to sell your shares at or above the offering price.

The trading prices of our common stock and the securities of other technology companies have been and may continue to be highly volatile. From January 1, 2020 through July 31, 2020, our closing stock price fluctuated from a low of $3.86 to a high of $8.32, and the daily trading volume was as high as 18,103,600 shares and as low as 772,000 shares. Factors affecting the trading price of our common stock include:

∎	variations in our operating results;

∎	social, geopolitical, environmental or health factors, including pandemics or widespread health epidemics such as the COVID-19 pandemic;

∎	announcements of technological innovations, new services or service enhancements, strategic alliances or agreements by us or by our competitors;

∎	the gain or loss of customers;

∎	recruitment or departure of key personnel;

∎

changes in the estimates of our future operating results or external guidance on those results or changes in recommendations or business expectations by any securities analysts that elect to follow our common stock;

∎	mergers and acquisitions by us, by our competitors or by our customers;

∎	market conditions in our industry, the industries of our customers and the economy as a whole, including global trade tariffs; and

∎	adoption or modification of regulations, policies, procedures or programs applicable to our business.

In addition, if the market for technology stocks or the broader stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our common stock. Some companies that have had volatile market prices for their securities have had securities class action lawsuits filed against them. If a suit were filed against us, regardless of its merits or outcome, it could result in substantial costs and divert management’s attention and resources.

Our management has broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds of this offering in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

In addition, the issuance from time to time of shares of our common stock in this offering, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Purchasers will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $8.03 per share, the last sale price of our common stock on August 10, 2020 on The Nasdaq Global Select Market, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of June 27, 2020 would have been approximately $31.6 million, or approximately $0.16 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.51 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $7.87 per share to purchasers of our common stock in this offering. See “Dilution” for more information.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities at prices that may be higher or lower than the price per share in this offering. Further, the exercise of outstanding options could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, stockholders must rely on capital appreciation, if any, for any return on their investment.

We have never declared nor paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Risks Related to Our Common Stock

Our amended and restated bylaws designate the Court of Chancery of the State of Delaware and the federal district courts of the United States of America as the exclusive forums for substantially all disputes between us and our stockholders, which will restrict our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees. If a court were to find such exclusive-forum provisions to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the actual net proceeds from this offering. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock, and do not intend to pay cash dividends on our common stock in the near future.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of June 27, 2020 was $(65.0) million, or $(0.35) per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 187,298,846 shares of our common stock outstanding as of June 27, 2020.

After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $8.03 per share, which was the last sale price of our common stock on August 10, 2020 as reported on The Nasdaq Global Select Market, less the estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value at June 27, 2020 would have been $31.6 million, or $0.16 per share. This represents an immediate increase in as adjusted net tangible book value of $0.51 per share to existing stockholders and an immediate dilution of $7.87 per share to investors in this offering. The following table illustrates this per share dilution.

Assumed public offering price per share		$8.03
Historical net tangible book value per share as of June 27, 2020	$(0.35)
Increase in net tangible book value per share attributable to this offering	$0.51

As adjusted net tangible book value per share after giving effect to this offering		$0.16

Dilution of as adjusted net tangible book value per share to new investors in this offering		$7.87

The as adjusted information is illustrative only and will adjust based on the actual offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The as adjusted information assumes that all of our common stock in the aggregate amount of $100,000,000 is sold at the assumed offering price of $8.03 per share, which was the last reported sale price of our common stock on The Nasdaq Global Select Market on August 10, 2020. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on shares of our common stock issued and outstanding after this offering as of June 27, 2020 and excludes:

∎	604,979 shares of common stock issuable upon exercise of stock options outstanding as of June 27, 2020 at a weighted average exercise price of $8.33 per share;

∎	13,431,414 shares of common stock issuable upon the vesting of restricted stock units outstanding as of June 27, 2020;

∎	3,582,474 shares of common stock issuable upon the vesting of performance stock units outstanding as of June 27, 2020; and

∎

9,138,906 and 10,599,115 additional shares of our common stock available for future issuance, as of June 27, 2020, under our equity incentive plans and our employee stock purchase plan, respectively, as well as any automatic increases in the number of shares of common stock reserved under these plans.

DESCRIPTION OF COMMON STOCK

A description of our common stock is incorporated by reference to Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

Choice of Forum

Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation and/or our amended and restated bylaws. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Jefferies, under which we may offer and sell up to $100,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. We entered into the sales agreement on August 12, 2020.

Each time we wish to issue and sell shares of our common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $397,980. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open of The Nasdaq Global Select Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Jefferies and its affiliates have previously and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have and may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the issuance of our common stock offered in this prospectus will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Jefferies LLC is being represented by Cooley LLP, Palo Alto, California, in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 28, 2019, and the effectiveness of our internal control over financial reporting as of December 28, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file periodic and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We also incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (Commission File No.: 001-33486):

∎

Our Annual Report on Form 10-K for the year ended December 28, 2019, filed on March  4, 2020, including portions of our Definitive Proxy Statement or Schedule 14A filed on April 14, 2020 (other than information furnished rather than filed) and incorporated by reference therein;

∎

Our Quarterly Reports on Form  10-Q for the quarter ended March 28, 2020, filed on May  15, 2020, as amended on Form 10-Q/A, filed on May 21, 2020 and for the quarter ended June 27, 2020, filed on August 6, 2020;

∎

Our Current Reports on Form 8-K,  filed with the SEC on January  6, 2020, March  4, 2020, March  9, 2020, April  14, 2020, April  30, 2020, May  12, 2020, May  22, 2020, June  1, 2020, August  6, 2020 and August 11, 2020 (excluding any portions of such reports that were “furnished” rather than “filed”); and

∎

The description of our common stock, par value $0.001 per share, contained in our registration statement on Form  8-A, filed with the SEC on May  21, 2007, including any subsequently filed amendments and reports updating such description, including Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December  28, 2019 and our Current Report on Form 8-K, filed with the SEC on August 11, 2020.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Infinera Corporation

Attention: Chief Legal Officer and Corporate Secretary

140 Caspian Court

Sunnyvale, CA 94089

(408) 572-5200

Email: IR@infinera.com

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

Up to $100,000,000

Common Stock

PROSPECTUS

Jefferies

August 12, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$12,980	(1)
Printing expenses		(2)
Legal fees and expenses (including Blue Sky fees)		(2)
Accounting fees and expenses		(2)
Transfer agent, trustee and warrant agent fees and expenses		(2)
Miscellaneous		(2)
Total		(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in an applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify its directors and officers with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in and not opposed to the corporation’s best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. In the case of a derivative suit against a corporation, a director or officer may be indemnified by a corporation only for expenses (including attorney’s fees) but not for judgments, fines or, in some circumstances, amounts paid in settlement and may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she will have been adjudged to be liable to the corporation unless a court determines otherwise.

The General Corporation Law of the State of Delaware further empowers a corporation to purchase and maintain insurance on behalf of its directors and officers with respect to liability arising out of their capacity or status as directors and officers, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 and also provides that the indemnification permitted under Section 145 shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our amended and restated certificate of incorporation or amended and restated bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of that director or officer occurring prior to that amendment or repeal. Our amended and restated bylaws also provide that we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have obtained such a directors’ and officers’ liability insurance policy. We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors or executive officers for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification. These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended, or the Securities Act.

The underwriting agreement between the registrant and the underwriters filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriters of our directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriters specifically for inclusion in the registration statement.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
1.2	Open Market Sale AgreementSM					X
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-33486	3.1	June 12, 2007
3.2	Amended and Restated Bylaws of the Registrant	8-K	001-33486	3.1	August 11, 2020
4.1	Form of Common Stock certificate of the Registrant	S-1/A	333-140876	4.1	April 27, 2007
4.2	Form of Indenture					X
4.3*	Form of Note
4.4*	Form of Warrant
4.5*	Form of Warrant Agreement
4.6*	Form of Purchase Contract Agreement
4.7*	Form of Unit Agreement
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.					X
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this registration statement).					X
23.2	Consent of Independent Registered Public Accounting Firm.					X
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)					X
25.1**	Form T-1 — Statement of Eligibility for Indenture under the Trust Indenture Act of 1939

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of

1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 12th day of August, 2020.

INFINERA CORPORATION

By:	/S/ NANCY ERBA
Nancy Erba
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas J. Fallon, Nancy Erba and David L. Teichmann, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the registration statement filed herewith and any and all amendments to said registration statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ THOMAS J. FALLON Thomas J. Fallon	Chief Executive Officer and Director (Principal Executive Officer)	August 12, 2020

/S/ NANCY ERBA Nancy Erba	Chief Financial Officer (Principal Financial Officer)	August 12, 2020

/S/ MICHAEL FERNICOLA Michael Fernicola	Chief Accounting Officer (Principal Accounting Officer)	August 12, 2020

/S/ KAMBIZ Y. HOOSHMAND Kambiz Y. Hooshmand	Chairman of the Board	August 12, 2020

/S/ CHRISTINE BUCKLIN Christine Bucklin	Director	August 12, 2020

/S/ GREGORY P. DOUGHERTY Gregory P. Dougherty	Director	August 12, 2020

/S/ MARCEL GANI Marcel Gani	Director	August 12, 2020

/S/ SHARON E. HOLT Sharon E. Holt	Director	August 12, 2020

/S/ PAUL J. MILBURY Paul J. Milbury	Director	August 12, 2020

/S/ AMY H. RICE Amy H. Rice	Director	August 12, 2020

/S/ GEORGE RIEDEL George Riedel	Director	August 12, 2020

/S/ MARK A. WEGLEITNER Mark A. Wegleitner	Director	August 12, 2020

/S/ DAVID F. WELCH, PH. D. David F. Welch, Ph. D.	Founder, Chief Innovation Officer and Director	August 12, 2020